Exhibit 99.3

PRELIMINARY PROXY CARD DATED
FEBRUARY [27], 2017 – SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

DELEK US HOLDINGS, INC.

[●], 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at [●]

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
1
To approve the issuance of shares of Delek HoldCo, Inc. common stock, par value $0.01 per share, to the stockholders of Alon USA Energy, Inc., as consideration in connection with the merger by and between Alon USA Energy, Inc. and Astro Mergeco, Inc. contemplated by that certain Agreement and Plan of Merger dated as of January 2, 2017, by and among Delek US Holdings, Inc., Alon USA Energy, Inc., Delek Holdco, Inc., Dione Mergeco, Inc., and Astro Mergeco, Inc.
		FOR ☐	AGAINST ☐	ABSTAIN ☐
2	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF SHARES OF DELEK HOLDCO, INC. COMMON STOCK AS MERGER CONSIDERATION AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.
PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Exhibit 99.3

DELEK US HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2017.

Ezra Uzi Yemin and Assaf Ginzburg and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.01 per share, of Delek US Holdings, Inc. held of record by the undersigned on [●], 2017, at the Special Meeting of Stockholders to be held at [●] local time on [●], 2017, at the [●], and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

(Continued and to be signed on the reverse side)